Exhibit 10.7.2

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. [•] (the “Amendment”), effective as ________ (“Amendment Effective Date”) to the Employment Agreement dated as of [ ][, as previously amended on [ ]] (the “Agreement”), by and among Aleris International, Inc., a Delaware corporation (together with its successors and assigns, the “Company”) and [•] (the “Executive”).

[WHEREAS, the Compensation Committee of the Company previously authorized and approved an amendment to the Agreement that changed how the Severance Payment was calculated and also changed when the Severance Payment is payable in the event that the Company terminates the Executive’s employment thereunder without Cause, or the Executive terminates his employment thereunder with Good Reason (collectively, the “Severance Changes”);] 1

WHEREAS, the Compensation Committee of the Company intends that the Executive’s severance upon a termination without Cause or with Good Reason generally be equivalent to and paid in the same manner as the severance that would be received by the Executive upon a termination due to non-renewal of the term (after taking into account the requisite notice period) (the “Non-Renewal Severance Changes”);

WHEREAS, except as otherwise defined herein, capitalized terms used in this Amendment shall have the same definitions as set forth in the Agreement; and

WHEREAS, the Compensation Committee of the Company desires to approve the Non-Renewal Severance Changes by amending the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the Executive and the Company agree as follows:

1.	Amendment.

APPLICABLE TO MESSRS. RYCHEL, KEOWN AND CLEGG, AND MS. POLMANTEER

[Section 5(d) is hereby deleted in its entirety and replaced as follows:

Non-Renewal by the Company. If the Company elects, pursuant to the first sentence of Section 3 of this Agreement, not to extend the Employment Period and the Executive’s employment hereunder ends on the Scheduled Termination Date, then subject to Section 5(f) hereof, the Executive shall be entitled to receive: (i) the Accrued Benefits, to be paid/provided in accordance with the terms of the applicable plan, program, agreement or benefit or as required by law; (ii) a cash payment (the “Non-Renewal Payment”) equal to one (1) times the sum of (x) the annual Base Salary as of the Scheduled Termination Date (disregarding, for this purpose, any reduction in the Base Salary that occurred after the Amendment Effective Date) and (y) the annual Target Bonus as of the Scheduled Termination Date (disregarding, for the purpose of

1NTD: Not applicable for Keown.

determining the Target Bonus, any reduction in Base Salary that occurred after the Amendment Effective Date), to be paid in substantially equal installments consistent with the Company’s payroll practices over the twelve (12) months following the Scheduled Termination Date, with any installment due to be paid prior to the date that the condition described in Section 5(f)(i) has been satisfied being accumulated and paid within fifteen (15) days after such condition is satisfied, and with the last installment being paid on or before the twelve (12) month anniversary of the Scheduled Termination Date, provided, however, that if the Company’s payroll practices change after the Executive has begun to receive payments under this Section 5(d), the Executive shall continue to receive payments in accordance with the schedule in effect at the time that the Executive began to receive payments under this Section 5(d); and (iii) Welfare Benefits Continuation for the twelve (12) month period following the Scheduled Date of Termination; provided, further, however, notwithstanding the foregoing, if termination of employment is in anticipation of or within twelve (12) months following a Change of Control (as defined in the LTIP, as amended), the Non-Renewal Payment will be paid in a cash lump sum within thirty (30) days following the Date of Termination, to the extent permissible under the rules regarding a “short-term deferral” within the meaning of Treasury Regulations Section 1.409A-1(b)(4) of the Code and “separation pay plans” within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code, or as otherwise would not subject the Executive to taxes under Section 409A of the Code. For purposes of the foregoing, a termination of employment will be deemed to be “in anticipation of” a Change of Control if such termination is for the principal purpose of avoiding or evading the Company’s or Parent’s compensation obligations that would arise upon a termination following a Change of Control.] 2

APPLICABLE TO MR. STACK

[Section 5(d) is hereby deleted in its entirety and replaced as follows:

Non-Renewal by the Company. If the Company elects, pursuant to the first sentence of Section 3 of this Agreement, not to extend the Employment Period and the Executive’s employment hereunder ends on the Scheduled Termination Date, then subject to Section 5(f) hereof, the Executive shall be entitled to receive: (i) the Accrued Benefits, to be paid/provided in accordance with the terms of the applicable plan, program, agreement or benefit or as required by law; (ii) the Prior Year Bonus (to the extent not yet fully paid), to be paid in cash only when annual bonus amounts are paid to other senior executives of the Company generally but in no event later than two and one-half (2-1/2) months following the calendar year with respect to which such Prior Year Bonus was earned; and (iii) a cash payment (the “Non-Renewal Payment”) equal to three (3) times the sum of (x) the annual Base Salary as of the Scheduled Termination Date (disregarding, for this purpose, any reduction in the Base Salary that occurred after the Amendment Effective Date) and (y) the annual Target Bonus as of the Scheduled Termination Date (disregarding, for the purpose of determining the Target Bonus, any reduction in Base Salary that occurred after the

2NTD: Applicable to all U.S. NEOs other than Stack.

Amendment Effective Date), to be paid in substantially equal installments consistent with the Company’s payroll practices over the twenty-four (24) months following the Scheduled Termination Date, with any installment due to be paid prior to the date that the condition described in Section 5(f)(i) has been satisfied being accumulated and paid within fifteen (15) days after such condition is satisfied, and with the last installment being paid on or before the twenty-four (24) month anniversary of the Scheduled Termination Date, provided, however, that if the Company’s payroll practices change after the Executive has begun to receive payments under this Section 5(d), the Executive shall continue to receive payments in accordance with the schedule in effect at the time that the Executive began to receive payments under this Section 5(d); and (iv) Welfare Benefits Continuation for the twenty-four (24) month period following the Scheduled Date of Termination, in accordance with Section 5(a)(i)(D); provided, further, however, notwithstanding the foregoing, if termination of employment is in anticipation of or within twelve (12) months following a Change of Control (as defined in the LTIP as modified by Section 2(c)(iv) hereof)), the Non-Renewal Payment will be paid in a cash lump sum within thirty (30) days following the Date of Termination, to the extent permissible under the rules regarding a “short-term deferral” within the meaning of Treasury Regulations Section 1.409A-1(b)(4) of the Code and “separation pay plans” within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code, or as otherwise would not subject the Executive to taxes under Section 409A of the Code. For purposes of the foregoing, a termination of employment will be deemed to be “in anticipation of” a Change of Control if such termination is for the principal purpose of avoiding or evading the Company’s or Parent’s compensation obligations that would arise upon a termination following a Change of Control.] 3

1.	Other. Except as amended hereby, the Agreement shall remain in full force and effect.

[Signature Page Follows]

3NTD: Applicable to Stack only.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EXECUTIVE

______________________________
[Executive]

ALERIS INTERNATIONAL, INC.

By:______________________________